Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jim Mazzola

jim.mazzola@tptherapeutics.com

858-342-8272

TURNING POINT THERAPEUTICS NAMES BIOTECH VETERAN PATRICK

MACHADO, J.D. TO ITS BOARD OF DIRECTORS

SAN DIEGO, May 14, 2019 – Turning Point Therapeutics, Inc. (NASDAQ: TPTX), a precision oncology company developing novel drugs to address treatment resistance, today announced the appointment of Patrick Machado, J.D. to its board of directors. Mr. Machado brings more than 20 years of biotech management and board experience, including as co-founder and chief business and financial officer of Medivation, Inc.

“Pat has built a strong reputation in the biotech and broader business community for the tremendous value he has added at multiple companies throughout his career,” said Athena Countouriotis, M.D, president and chief executive officer. “We are pleased to attract board members of Pat’s caliber to help guide our journey as a public company, develop our pipeline and work to bring transformational therapies to patients.”

With Mr. Machado’s appointment, Hongbo Lu, Ph.D., M.B.A., and partner with Lilly Asia Ventures will step down from the Turning Point board. Lilly Asia Ventures has been an investor in the company since 2017.

“I want to thank Hongbo for her service to the board during very formative years for the company, and for the support and counsel she has always provided to me and our management team,” Dr. Countouriotis added.

Mr. Machado co-founded Medivation in 2003 and served as chief business officer from 2009 to 2014, chief financial officer from 2004 until his retirement in 2014, and as a member of its board of directors from April 2014 until the company was acquired by Pfizer in September 2016. His earlier experience includes senior finance, legal and business development roles at ProDuct Health and Chiron. He currently serves as a director for several biotechnology companies, including Adverum, Chimerix and Scynexis, and previously served as a director of Endocyte prior to its acquisition by Novartis. Earlier in his career, Mr. Machado worked for Morrison & Foerster LLP, an international law firm, and for the Massachusetts Supreme Judicial Court. Mr. Machado received a J.D. from Harvard Law School and a B.A. and B.S. in German and Economics, respectively, from Santa Clara University.

“Turning Point has assembled an impressive management team and board to advance its differentiated pipeline of precision therapeutics,” said Mr. Machado. “I look forward to helping the company realize the full value it can deliver for patients and shareholders.”

Mr. Machado will serve on the audit and compensation committees of the Turning Point board.

About Turning Point Therapeutics Inc.

Turning Point Therapeutics is a clinical-stage precision oncology company with a pipeline of internally discovered investigational drugs designed to address key limitations of existing cancer therapies. The company’s lead program, repotrectinib, is a next-generation kinase inhibitor targeting genetic drivers of non-small cell lung cancer and advanced solid tumors. Repotrectinib has shown antitumor activity and durable responses among kinase inhibitor treatment-naïve and pre-treated patients, and is planned to enter a registrational Phase 2 study in the second half of 2019. Turning Point’s kinase inhibitors are designed to bind to their targets with greater precision and affinity than existing therapies, with a novel, compact structure that has demonstrated an ability to potentially overcome treatment resistance common with other kinase inhibitors. The company is driven to develop therapies that mark a turning point for patients in their cancer treatment. For more information, visit www.tptherapeueutics.com.

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Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “plans”, “will”, “believes,” “anticipates,” “expects,” “intends,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Turning Point Therapeutics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Turning Point Therapeutics’ business in general, and the other risks described in Turning Point Therapeutics’ filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Turning Point Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.